UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 12, 2011

State Bank Financial Corporation

(Exact name of registrant as specified in its charter)

Georgia

(State or other jurisdiction of incorporation)

000-54056	27-1744232
(Commission File Number)	(IRS Employer Identification No.)

415 East Paces Ferry Road, NE, Suite 250
Atlanta, Georgia	30305
(Address of principal executive offices)	(Zip Code)

(404) 475-6599

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02.  Results of Operations and Financial Condition

On August 15, 2011, State Bank Financial Corporation, holding company for State Bank and Trust Company, issued a press release announcing its unaudited financial results for the second quarter ended June 30, 2011.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 12, 2011, upon receipt of all necessary regulatory approvals, State Bank Financial Corporation (the “Company”) and its subsidiary, State Bank and Trust Company (the “Bank”), appointed Thomas L. Callicutt, Jr. to serve as Chief Financial Officer of the Company and the Bank effective September 30, 2011.  Mr. Callicutt will succeed John K. Poelker, who will resign as Chief Financial Officer on September 30, 2011.  Mr. Callicutt has also joined the Company as Executive Vice President, effective August 15, 2011.

Mr. Callicutt, age 64, has over 35 years of experience in both the banking industry and public accounting.  From 1999 until 2011, Mr. Callicutt served as Chief Financial Officer of Whitney Holding Corporation in New Orleans, Louisiana, and its subsidiary bank, Whitney National Bank.  Mr. Callicutt also served as Executive Vice President of Whitney Holding Corporation and Whitney National Bank from 1999 until 2009, as Treasurer of Whitney Holding Corporation from 2001 until 2011 and served as Senior Executive Vice President of Whitney Holding Corporation and Whitney National Bank from 2009 until 2011.  Prior to joining Whitney Holding Corporation, Mr. Callicutt served as Controller and Principal Accounting Officer of First Commerce Corporation in New Orleans from 1987 until 1996 and served as Executive Vice President of First Commerce Corporation from 1996 until 1998.  He has also served as an Audit Manager of Arthur Andersen & Co. in Memphis, Tennessee from 1978 until 1985, participating in bank and financial institution audit engagements.  Mr. Callicutt received a Bachelor of Arts in mathematics and psychology and a Masters of Business Administration in accountancy from the University of Mississippi.  He also completed the Financial Management Program at Stanford University.

Mr. Callicutt will not have a written employment agreement with the Company or the Bank, but his base salary will be $300,000.  As a signing bonus, Mr. Callicutt will receive $25,000 in cash and an award of restricted stock under the Company’s 2011 Omnibus Equity Compensation Plan equal to $100,000, which will cliff vest after three years.  Mr. Callicutt will also be entitled to participate in bonus, incentive, retirement, health, dental, welfare and other benefit plans and programs of the Company and the Bank applicable to employees generally or to senior executive officers.

Item 9.01.  Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Exhibit
99.1	Press Release for the quarter ended June 30, 2011
99.2	Press Release dated August 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE BANK FINANCIAL CORPORATION

Dated: August 16, 2011	By:	/s/ J. Daniel Speight
J. Daniel Speight
Chief Operating Officer